Exhibit 99.1

First United Re-Affirms Commitment to Constructive Engagement after Driver Cancels Meeting with Board and Management

Driver’s Last Minute Cancelation Again Demonstrates Its Unwillingness to Proactively Engage

OAKLAND, MARYLAND – February 6, 2020: First United Corporation (NASDAQ: FUNC), a bank holding company and the parent company of First United Bank & Trust (the “Company” or “First United”), today expressed its disappointment with Driver Management Company LLC’s (“Driver”) latest unprofessional antics by canceling, with minimal notice, a meeting – originally requested by Driver – with members of the Company’s Board of Directors (the “Board”) and management team.

In a letter sent to Driver on behalf of the Board and the Company, John McCullough, First United’s Lead Director, said:

February 6, 2020

Dear Mr. Cooper:

For several months, and on numerous occasions, we have offered you the opportunity to further our dialogue about your views on our business, board and management for the benefit of all shareholders and the Company. Often, you either ignored our communications or failed to respond until after we repeatedly followed up. After several months of back and forth communications, we were finally able to get you to provide dates, commit to a meeting location, and agree to the meeting attendees, which were to include me and fellow director M. Kathryn Burkey, along with Carissa Rodeheaver, Chairman of the Board, President and CEO, and Tonya Sturm, Senior Vice President and Chief Financial Officer. When you asked to speak with only members of the Board, we agreed to set aside time during our meeting for a discussion without management present.

Evidently, that was not enough for you and you canceled the meeting on one day’s notice. It was only a week ago that you indicated having Carissa and Tonya present was not a hindrance to moving forward with the meeting. It is also not lost on us that the day before the meeting was to occur, you published a letter attacking Kathryn. With this context and your repeated gamesmanship, your behavior is unprofessional and in direct contrast to your numerous public pronouncements that First United will not engage with its shareholders. We are also making this letter public given your track record of distorting the truth and depriving shareholders access to the full information they deserve as to our communications and engagements.

Furthermore, after we gave you a range of dates and times during which we proposed to either meet with you in-person or to arrange for a conference call, you chose to have a meeting with us in-person in New York City today at noon. We even agreed to your requirements and preferences for today’s cancelled meeting, specifically that the meeting take place at your legal counsel’s offices with counsel present. I am not sure you fully appreciate and understand how your unilateral decision to cancel the meeting, despite all of our concessions and attempts to accommodate your specific requests, unnecessarily wasted shareholder resources and the time of those traveling to meet with you. That is time that the participants could have spent on matters related to First United’s strategy and operations and building on the strong momentum we are seeing in our business, as evidenced by our recent financial results.

If you are serious about engaging in a constructive dialogue about the matters on which we were scheduled to engage with you today – and not grandstanding in front of the media – then let us know when you are willing and able to reengage with us.

Very truly yours,

The Board of Directors of First United Corporation

By: John McCullough,

Lead Director

ABOUT FIRST UNITED CORPORATION

First United Corporation is the parent company of First United Bank & Trust, a Maryland trust company with commercial banking powers (the “Bank”), and two statutory trusts that were used as financing vehicles. The Bank has four wholly-owned subsidiaries: OakFirst Loan Center, Inc., a West Virginia finance company; OakFirst Loan Center, LLC, a Maryland finance company; First OREO Trust, a Maryland statutory trust that holds and services real estate acquired by the Bank through foreclosure or by deed in lieu of foreclosure; and FUBT OREO I, LLC, a Maryland company that likewise holds and services real estate acquired by the Bank through foreclosure or by deed in lieu of foreclosure. The Bank also owns 99.9% of the limited partnership interests in Liberty Mews Limited Partnership; a Maryland limited partnership formed for the purpose of acquiring, developing and operating low-income housing units in Garrett County, Maryland. The Corporation’s website is www.mybank.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements do not represent historical facts, but are statements about management’s beliefs, plans and objectives about the future, as well as its assumptions and judgments concerning such beliefs, plans and objectives. These statements are evidenced by terms such as “anticipate,” “estimate,” “will,” “should,” “expect,” “believe,” “intend,” and similar expressions. Although these statements reflect management’s good faith beliefs and projections, they are not guarantees of future performance and they may not prove true. These projections involve risk and uncertainties that could cause actual results to differ materially from those addressed in the forward-looking statements. For a discussion of these risks and uncertainties, see the section of the periodic reports that First United Corporation files with the Securities and Exchange Commission entitled “Risk Factors”.

Important Additional Information

First United, its directors and certain of its executive officers will be deemed to be participants in the solicitation of proxies from First United’s shareholders in connection with First United’s 2020 annual meeting of shareholders. First United intends to file a definitive proxy statement and a proxy card with the Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from First United shareholders. SHAREHOLDERS OF FIRST UNITED ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Exhibit 99.2 of First United’s Current Report on Form 8-K filed with the SEC on February 6, 2020 (“Exhibit 99.2”) contains (or will contain, if filed after this press release is issued) information regarding the direct and indirect interests, by securities holdings or otherwise, of First United’s directors and executive officers in First United’s securities. If the holdings of First United’s securities change from the amounts provided in Exhibit 99.2, such changes will be set forth in SEC filings on Form 3, 4, and 5, which can be found through First United’s website at http://investors.mybank.com/ or through the SEC’s website www.sec.gov. Information can also be found in First United’s other SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2018. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2020 annual meeting of shareholders. Shareholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by First United with the SEC at no charge at the SEC’s website www.sec.gov. Copies will also be available at no charge at First United’s website at http://investors.mybank.com/.

Shareholder Contact

Morrow Sodali

Mike Verrechia/Bill Dooley

(800) 662-5200

FirstUnitedCorp@MorrowSodali.com

Media Contact

Prosek Partners

Brian Schaffer

(646) 818-9229

bschaffer@prosek.com

Josh Clarkson

(646) 818-9259

jclarkson@prosek.com

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